UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2014

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2014, Mr. Gregory A. Lanham and Mr. William N. Thorndike were elected to serve on the board of directors (the “Board”) of CONSOL Energy, Inc. (the “Company”) effective immediately.

Mr. Gregory A. Lanham is the Chief Executive Officer of FTS International, Inc. (FTSI), the largest private oil field service company in North America, and has served as a member of the FTSI board of directors since May 2011. Previously, Mr. Lanham was the Managing Director and global head of energy and Managing Director of Investments for Australia and New Zealand at Temasek Holdings (Private) Limited, an investment company based in Singapore. Mr. Lanham is a graduate of the University of Oklahoma and completed executive management training with the Harvard Business School. He is a registered Professional Engineer in the state of Texas.

Prior to joining Temasek, Mr. Lanham spent 20 years with Anadarko Petroleum Corporation in positions of increasing responsibility, including President and General Manager of Anadarko’s Asian subsidiary. He previously held director positions at Venari Resources LLC and Black Gold Energy LLC, and is currently a director of the United Way of Tarrant County, Texas.

Mr. William N. Thorndike, Jr., founded Housatonic Partners, a private equity firm, in Boston, MA in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates and Walker & Company, a publishing company, where he was named to the board of directors. Mr. Thorndike is a graduate of Harvard College and the Stanford Graduate School of Business.

Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of Alta Colleges; Carillon Assisted Living, LLC; Lincoln Peak Holdings, LLC; OASIS Group Ltd.; QMC International, LLC; and White Flower Farm, Inc. He also serves as a Trustee of Stanford Business School Trust, and WGBH, a public broadcaster serving southern New England, and is the Chair of the Board of Trustees of the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success”.

The Board has determined that Mr. Lanham and Mr. Thorndike will each be an independent director under applicable New York Stock Exchange listing requirements. As non-employee directors of the Board, each of them will be entitled to receive the same standard compensation amounts paid to other non-employee directors for service on the Board, which amounts have been previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2014, and is incorporated herein by reference. In addition, Mr. Lanham and Mr. Thorndike will also receive a grant of restricted stock units valued at $87,500 under the Company’s Equity Incentive Plan in connection with their appointment to the Board.

Neither Mr. Lanham nor Mr. Thorndike is a party to any arrangements or understanding with any other person pursuant to which they were selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, involving Mr. Lanham or Mr. Thorndike, either directly or indirectly, that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 2, 2014, CONSOL Energy Inc. issued press releases announcing the election of the new directors. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated October 2, 2014, announcing the election of the new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:
/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: October 2, 2014

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated October 2, 2014, announcing the election of the new directors.